UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2014

STAG INDUSTRIAL, INC.

(Exact name of registrant specified in its charter)

Maryland	1-34907	27-3099608
(State or Other Jurisdiction	(Commission	(IRS Employer
Of Incorporation)	File Number)	Identification No.)

One Federal Street, 23rd Floor

Boston, Massachusetts 02110

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (617) 574-4777

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.          SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On May 5, 2014, STAG Industrial, Inc. (the “Company”) held its Annual Meeting of Stockholders. The matters on which the stockholders voted, in person or by proxy were:

(i)	for the election of seven directors to hold office until the 2015 Annual Meeting of Stockholders and until their successors have been elected and qualified;

(ii)	the ratification of the appointment of the Company’s independent registered public accountants for the year ending December 31, 2014; and

(iii)	the approval, by non-binding vote, of executive compensation.

The seven nominees were elected, the ratification of the appointment of the independent registered public accountants was approved and executive compensation was approved by stockholders. The results of the voting were as follows:

Election of Directors:

Director	Votes For	Votes Withheld	Abstentions	Broker Non- Votes
Benjamin S. Butcher	34,169,743	751,144	-0-	5,044,257
Virgis W. Colbert	31,740,724	3,180,163	-0-	5,044,257
Jeffrey D. Furber	34,873,881	47,006	-0-	5,044,257
Larry T. Guillemette	34,797,029	123,858	-0-	5,044,257
Francis X. Jacoby III	34,780,916	139,971	-0-	5,044,257
Christopher P. Marr	34,436,630	484,257	-0-	5,044,257
Hans S. Weger	34,795,826	125,061	-0-	5,044,257

Ratification of Appointment of Independent Registered Public Accountants:

Votes For	Votes Against	Abstentions	Broker Non- Votes
39,469,980	485,310	9,854	-0-

Approval of Executive Compensation:

Votes For	Votes Against	Abstentions	Broker Non- Votes
33,675,065	961,942	283,880	5,044,257

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAG INDUSTRIAL, INC.

	By:	/s/ Kathryn Arnone
Kathryn Arnone
Executive Vice President, General Counsel
and Secretary

Dated: May 6, 2014